SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MARCH 27, 2003
(To Prospectus dated March 24, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2003-J3
                                     Issuer

                                  -------------

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated March 27, 2003, as supplemented by the supplement to the prospectus supplement dated March 31, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated March 24, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,303,108.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-81 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-60 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated March 27, 2003 (the "Prospectus Supplement"), as supplemented by the supplement to the Prospectus Supplement dated March 31, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated March 24, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 86%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                 Percentage of the Prepayment Assumption
                           --------------------------------------------------
    Class                  0%        100%        300%        400%        500%
    -----                  --        ----        ----        ----        ----

    Class PO...........   0.9%       1.5%        3.0%        3.7%        4.4%


         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

     THE
   BANK OF
     NEW
    YORK
101 Barclay St., 8W                               Distribution Date:     5/27/03
New York, NY 10286
Officer:        Courtney Bartholomew            212-815-3236
Associate:      Sean O'Connell                  212-815-6312

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2003-J3


                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                           Class           Certificate       Beginning        Pass Through       Principal        Interest
 Class      Cusip        Description        Rate Type         Balance           Rate (%)       Distribution     Distribution
---------------------------------------------------------------------------------------------------------------------------------
  1A1      12669D5Y0        Senior          Var-30/360       42,649,452.11      1.870000         142,138.61        66,462.06
  1A2      12669D5Z7       Strip IO         Var-30/360       43,788,727.87      6.130000                  -       223,687.42
  1A3      12669D6A1        Senior          Fix-30/360       55,004,752.95      4.000000         183,315.35       183,349.18
  1A4      12669D6B9        Senior          Fix-30/360          927,406.25      5.750000         927,406.25         4,443.82
  1A5      12669D6C7        Senior          Fix-30/360       24,400,000.00      5.750000         956,366.69       116,916.67
  1A6      12669D6D5        Senior          Fix-30/360        2,000,000.00      5.750000                  -         9,583.33
  1A7      12669D6E3        Senior          Fix-30/360       15,222,593.75      5.750000                  -                -
  1A8      12669D6F0        Senior          Fix-30/360        1,295,040.02      4.000000           4,316.00         4,316.80
  1A9      12669D6G8        Senior          Var-30/360        1,139,275.76      1.870000           3,796.89         1,775.37
  110      12669D6H6        Senior          Fix-30/360       16,429,000.00      5.750000                  -        78,722.29
  111      12669D7P7        Senior          Fix-30/360          710,000.00      5.750000                  -         3,402.08
  1X       12669D6J2       Strip IO         Fix-30/360       99,257,998.01      0.272764                  -        22,561.70
  2A1      12669D6K9        Senior          Fix-30/360      155,585,070.33      5.000000       4,249,416.74       648,271.13
  2X       12669D6L7       Strip IO         Fix-30/360      146,753,059.88      0.428935                  -        52,456.23
  PO                                                          1,305,177.70      0.000000           2,070.08                -
 PO-1      12669D6M5       Strip PO         Fix-30/360        1,153,597.61      0.000000           1,467.06                -
 PO-2      12669D6M5       Strip PO         Fix-30/360          151,580.09      0.000000             603.02                -
  B3       12669EBN5        Senior          Fix-30/360          485,566.42      5.380594           1,137.16         2,177.20
  AR       12669D6N3        Senior          Fix-30/360                   -      5.750000                  -             0.06
---------------------------------------------------------------------------------------------------------------------------------
   M       12669D6P8        Junior          Fix-30/360        2,911,402.34      5.380594           6,818.30        13,054.23
  B1       12669D6Q6        Junior          Fix-30/360        1,294,012.04      5.380594           3,030.48         5,802.13
  B2       12669D6R4        Junior          Fix-30/360          808,944.67      5.380594           1,894.49         3,627.17
  B4       12669EBP0        Junior          Fix-30/360          323,877.29      5.380594             758.50         1,452.21
  B5       12669EBQ8        Junior          Fix-30/360          485,886.96      5.380594           1,137.91         2,178.63
---------------------------------------------------------------------------------------------------------------------------------
Totals                                                      322,977,458.59                     6,483,603.45     1,444,239.71
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                               Current                         Cumulative
                Total          Realized        Ending           Realized
 Class      Distribution        Losses        Balance            Losses
--------------------------------------------------------------------------
  1A1          208,600.68              -       42,507,313.49            -
  1A2          223,687.42              -       43,642,792.37            -
  1A3          366,664.53              -       54,821,437.60            -
  1A4          931,850.07              -                   -            -
  1A5        1,073,283.36              -       23,443,633.31            -
  1A6            9,583.33              -        2,000,000.00            -
  1A7                   -              -       15,295,535.35            -
  1A8            8,632.80              -        1,290,724.02            -
  1A9            5,572.26              -        1,135,478.88            -
  110           78,722.29              -       16,429,000.00            -
  111            3,402.08              -          710,000.00            -
  1X            22,561.70              -       97,193,825.13            -
  2A1        4,897,687.87              -      151,335,653.58            -
  2X            52,456.23              -      142,550,517.08            -
  PO             2,070.08              -        1,303,107.62            -
 PO-1            1,467.06              -        1,152,130.55            -
 PO-2              603.02              -          150,977.07            -
  B3             3,314.36              -          484,429.25            -
  AR                 0.06              -                   -            -
--------------------------------------------------------------------------
   M            19,872.53              -        2,904,584.04            -
  B1             8,832.61              -        1,290,981.56            -
  B2             5,521.66              -          807,050.18            -
  B4             2,210.71              -          323,118.79            -
  B5             3,316.55              -          484,749.05            -
--------------------------------------------------------------------------
Totals       7,927,843.18              -      316,566,796.72            -
--------------------------------------------------------------------------

                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                          Original        Beginning         Scheduled                       Unscheduled
                         Certificate     Certificate        Principal        Accretion       Principal       Net Principal
Class        Cusip         Balance         Balance        Distribution       Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------
  1A1       12669D5Y0    42,714,000.00    42,649,452.11       142,138.61             -                  -       142,138.61
  1A2       12669D5Z7    43,855,000.00    43,788,727.87                -             -                  -                -
  1A3       12669D6A1    55,088,000.00    55,004,752.95       183,315.35             -                  -       183,315.35
  1A4       12669D6B9     1,000,000.00       927,406.25       927,406.25             -                  -       927,406.25
  1A5       12669D6C7    24,400,000.00    24,400,000.00       956,366.69             -                  -       956,366.69
  1A6       12669D6D5     2,000,000.00     2,000,000.00                -             -                  -                -
  1A7       12669D6E3    15,150,000.00    15,222,593.75                -     72,941.60                  -                -
  1A8       12669D6F0     1,297,000.00     1,295,040.02         4,316.00             -                  -         4,316.00
  1A9       12669D6G8     1,141,000.00     1,139,275.76         3,796.89             -                  -         3,796.89
  110       12669D6H6    16,429,000.00    16,429,000.00                -             -                  -                -
  111       12669D7P7       710,000.00       710,000.00                -             -                  -                -
  1X        12669D6J2    99,333,073.00    99,257,998.01                -             -                  -                -
  2A1       12669D6K9   156,540,000.00   155,585,070.33     4,249,416.74             -                  -     4,249,416.74
  2X        12669D6L7   147,608,514.00   146,753,059.88                -             -                  -                -
  PO                      1,307,924.27     1,305,177.70         2,070.08             -                  -         2,070.08
 PO-1       12669D6M5     1,155,822.91     1,153,597.61         1,467.06             -                  -         1,467.06
 PO-2       12669D6M5       152,101.36       151,580.09           603.02             -                  -           603.02
  B3        12669EBN5       486,500.00       485,566.42         1,137.16             -                  -         1,137.16
  AR        12669D6N3           100.00                -                -             -                  -                -
------------------------------------------------------------------------------------------------------------------------------
   M        12669D6P8     2,917,000.00     2,911,402.34         6,818.30             -                  -         6,818.30
  B1        12669D6Q6     1,296,500.00     1,294,012.04         3,030.48             -                  -         3,030.48
  B2        12669D6R4       810,500.00       808,944.67         1,894.49             -                  -         1,894.49
  B4        12669EBP0       324,500.00       323,877.29           758.50             -                  -           758.50
  B5        12669EBQ8       486,821.16       485,886.96         1,137.91             -                  -         1,137.91
------------------------------------------------------------------------------------------------------------------------------
Totals                  324,098,845.43   322,977,458.59     6,483,603.45     72,941.60                  -     6,483,603.45
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
              Current         Ending             Ending
             Realized      Certificate         Certificate
Class         Losses         Balance             Factor
-------------------------------------------------------------
  1A1                 -     42,507,313.49      0.99516115309
  1A2                 -     43,642,792.37      0.99516115309
  1A3                 -     54,821,437.60      0.99516115309
  1A4                 -                 -      0.00000000000
  1A5                 -     23,443,633.31      0.96080464369
  1A6                 -      2,000,000.00      1.00000000000
  1A7                 -     15,295,535.35      1.00960629340
  1A8                 -      1,290,724.02      0.99516115309
  1A9                 -      1,135,478.88      0.99516115309
  110                 -     16,429,000.00      1.00000000000
  111                 -        710,000.00      1.00000000000
  1X                  -     97,193,825.13      0.97846389118
  2A1                 -    151,335,653.58      0.96675388772
  2X                  -    142,550,517.08      0.96573370476
  PO                  -      1,303,107.62      0.99631733265
 PO-1                 -      1,152,130.55      0.99680543159
 PO-2                 -        150,977.07      0.99260828976
  B3                  -        484,429.25      0.99574358641
  AR                  -                 -      0.00000000000
-------------------------------------------------------------
   M                  -      2,904,584.04      0.99574358641
  B1                  -      1,290,981.56      0.99574358641
  B2                  -        807,050.18      0.99574358641
  B4                  -        323,118.79      0.99574358641
  B5                  -        484,749.05      0.99574358641
-------------------------------------------------------------
Totals                -    316,566,796.72
-------------------------------------------------------------


                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                Beginning           Pass            Accrued            Cumulative                        Total             Net
               Certificate         Through          Optimal              Unpaid         Deferred       Interest        Prepayment
 Class          Balance            Rate (%)         Interest            Interest        Interest          Due         Int Shortfall
------------------------------------------------------------------------------------------------------------------------------------
  1A1           42,649,452.11      1.870000           66,462.06                 -                -       66,462.06               -
  1A2           43,788,727.87      6.130000          223,687.42                 -                -      223,687.42               -
  1A3           55,004,752.95      4.000000          183,349.18                 -                -      183,349.18               -
  1A4              927,406.25      5.750000            4,443.82                 -                -        4,443.82               -
  1A5           24,400,000.00      5.750000          116,916.67                 -                -      116,916.67               -
  1A6            2,000,000.00      5.750000            9,583.33                 -                -        9,583.33               -
  1A7           15,222,593.75      5.750000                   -                 -        72,941.60       72,941.60               -
  1A8            1,295,040.02      4.000000            4,316.80                 -                -        4,316.80               -
  1A9            1,139,275.76      1.870000            1,775.37                 -                -        1,775.37               -
  110           16,429,000.00      5.750000           78,722.29                 -                -       78,722.29               -
  111              710,000.00      5.750000            3,402.08                 -                -        3,402.08               -
  1X            99,257,998.01      0.272764           22,561.70                 -                -       22,561.70               -
  2A1          155,585,070.33      5.000000          648,271.13                 -                -      648,271.13               -
  2X           146,753,059.88      0.428935           52,456.23                 -                -       52,456.23               -
  PO             1,305,177.70      0.000000                   -                 -                -               -               -
 PO-1            1,153,597.61      0.000000                   -                 -                -               -               -
 PO-2              151,580.09      0.000000                   -                 -                -               -               -
  B3               485,566.42      5.380594            2,177.20                 -                -        2,177.20               -
  AR                        -      5.750000                   -                 -                -               -               -
------------------------------------------------------------------------------------------------------------------------------------
   M             2,911,402.34      5.380594           13,054.23                 -                -       13,054.23               -
  B1             1,294,012.04      5.380594            5,802.13                 -                -        5,802.13               -
  B2               808,944.67      5.380594            3,627.17                 -                -        3,627.17               -
  B4               323,877.29      5.380594            1,452.21                 -                -        1,452.21               -
  B5               485,886.96      5.380594            2,178.63                 -                -        2,178.63               -
------------------------------------------------------------------------------------------------------------------------------------
Totals         322,977,458.59                      1,444,239.65                 -        72,941.60    1,517,181.25               -
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
                Unscheduled
                  Interest      Interest
 Class           Adjustment       Paid
---------------------------------------------
  1A1                     -         66,462.06
  1A2                     -        223,687.42
  1A3                     -        183,349.18
  1A4                     -          4,443.82
  1A5                     -        116,916.67
  1A6                     -          9,583.33
  1A7                     -                 -
  1A8                     -          4,316.80
  1A9                     -          1,775.37
  110                     -         78,722.29
  111                     -          3,402.08
  1X                      -         22,561.70
  2A1                     -        648,271.13
  2X                      -         52,456.23
  PO                      -                 -
 PO-1                     -                 -
 PO-2                     -                 -
  B3                      -          2,177.20
  AR                      -              0.06
----------------------------------------------
   M                      -         13,054.23
  B1                      -          5,802.13
  B2                      -          3,627.17
  B4                      -          1,452.21
  B5                      -          2,178.63
----------------------------------------------
Totals                    -      1,444,239.71
----------------------------------------------

                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning Cert.                                         Ending Cert.         Pass
                             Certificate          Notional             Principal        Interest         Notional          Through
 Class        Cusip            Balance             Balance            Distribution    Distribution       Balance           Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  1A1        12669D5Y0       42,714,000.00       998.488835214        3.327682128      1.555978435     995.161153086      1.870000
  1A2        12669D5Z7       43,855,000.00       998.488835214        0.000000000      5.100613800     995.161153086      6.130000
  1A3        12669D6A1       55,088,000.00       998.488835214        3.327682128      3.328296117     995.161153086      4.000000
  1A4        12669D6B9        1,000,000.00       927.406250000      927.406250000      4.443821615       0.000000000      5.750000
  1A5        12669D6C7       24,400,000.00      1000.000000000       39.195356307      4.791666667     960.804643693      5.750000
  1A6        12669D6D5        2,000,000.00      1000.000000000        0.000000000      4.791666667    1000.000000000      5.750000
  1A7        12669D6E3       15,150,000.00      1004.791666667        0.000000000      0.000000000    1009.606293403      5.750000
  1A8        12669D6F0        1,297,000.00       998.488835214        3.327682128      3.328296117     995.161153086      4.000000
  1A9        12669D6G8        1,141,000.00       998.488835214        3.327682128      1.555978435     995.161153086      1.870000
  110        12669D6H6       16,429,000.00      1000.000000000        0.000000000      4.791666667    1000.000000000      5.750000
  111        12669D7P7          710,000.00      1000.000000000        0.000000000      4.791666667    1000.000000000      5.750000
  1X         12669D6J2       99,333,073.00       999.244209529        0.000000000      0.227131845     978.463891176      0.272764
  2A1        12669D6K9      156,540,000.00       993.899772110       27.145884391      4.141249050     966.753887719      5.000000
  2X         12669D6L7      147,608,514.00       994.204574676        0.000000000      0.355373993     965.733704764      0.428935
  PO                          1,307,924.27       997.900054259        1.582721605      0.000000000     996.317332654      0.000000
 PO-1        12669D6M5        1,155,822.91       998.074705060        1.269273466      0.000000000     996.805431594      0.000000
 PO-2        12669D6M5          152,101.36       996.572854707        3.964564945      0.000000000     992.608289762      0.000000
  B3         12669EBN5          486,500.00       998.081020611        2.337434205      4.475224358     995.743586406      5.380594
  AR         12669D6N3              100.00         0.000000000        0.000000000      0.622449838       0.000000000      5.750000
-----------------------------------------------------------------------------------------------------------------------------------
   M         12669D6P8        2,917,000.00       998.081020611        2.337434205      4.475224358     995.743586406      5.380594
  B1         12669D6Q6        1,296,500.00       998.081020611        2.337434205      4.475224358     995.743586406      5.380594
  B2         12669D6R4          810,500.00       998.081020611        2.337434205      4.475224358     995.743586406      5.380594
  B4         12669EBP0          324,500.00       998.081020611        2.337434205      4.475224358     995.743586406      5.380594
  B5         12669EBQ8          486,821.16       998.081020611        2.337434205      4.475224358     995.743586406      5.380594
-----------------------------------------------------------------------------------------------------------------------------------
Totals                      324,098,845.43       996.539985082       20.005018658      4.456170487     976.760026096
-----------------------------------------------------------------------------------------------------------------------------------

     THE
   BANK OF
     NEW
    YORK
101 Barclay St., 8W
New York, NY 10286
Officer:       Courtney Bartholomew     212-815-3236
Associate:     Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 2003-J3


Pool Level Data
Distribution Date                                                                                                          5/27/2003
Cut-off Date                                                                                                                3/1/2003
Determination Date                                                                                                          5/1/2003
Accrual Period 30/360           Begin                                                                                       4/1/2003
                                End                                                                                         5/1/2003
Number of Days in 30/360 Accrual Period                                                                                           30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                                  164,289,550.41

Beginning Aggregate Pool Stated Principal Balance                                                                     164,133,028.88
Ending Aggregate Pool Stated Principal Balance                                                                        161,983,677.72

Beginning Aggregate Certificate Stated Principal Balance                                                              322,977,458.58
Ending Aggregate Certificate Stated Principal Balance                                                                 316,566,796.72

Beginning Aggregate Loan Count                                                                                                   355
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                    4
Ending Aggregate Loan Count                                                                                                      351

Beginning Weighted Average Loan Rate (WAC)                                                                                 6.133538%
Ending Weighted Average Loan Rate (WAC)                                                                                    6.132632%

Beginning Net Weighted Average Loan Rate                                                                                   5.874538%
Ending Net Weighted Average Loan Rate                                                                                      5.873632%

Weighted Average Maturity (WAM) (Months)                                                                                         355

Servicer Advances                                                                                                                  -

Aggregate Pool Prepayment                                                                                               1,970,728.65
Pool Prepayment Rate                                                                                                     13.5076 CPR


Group 2
Cut-Off Date Balance                                                                                                  159,809,295.07

Beginning Aggregate Pool Stated Principal Balance                                                                     158,844,429.75
Ending Aggregate Pool Stated Principal Balance                                                                        154,583,119.05

Beginning Aggregate Certificate Stated Principal Balance                                                              322,977,458.58
Ending Aggregate Certificate Stated Principal Balance                                                                 316,566,796.72

Beginning Aggregate Loan Count                                                                                                   348
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                    8
Ending Aggregate Loan Count                                                                                                      340

Beginning Weighted Average Loan Rate (WAC)                                                                                 5.650512%
Ending Weighted Average Loan Rate (WAC)                                                                                    5.648387%

Beginning Net Weighted Average Loan Rate                                                                                   5.391512%
Ending Net Weighted Average Loan Rate                                                                                      5.389387%

Weighted Average Maturity (WAM) (Months)                                                                                         176

Servicer Advances                                                                                                                  -

Aggregate Pool Prepayment                                                                                               3,684,180.59
Pool Prepayment Rate                                                                                                     24.6210 CPR

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                             Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                     98.0353898622%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 1.9646101378%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Group 2
Senior Percentage                                                                                                     98.0416387095%
Senior Prepayment Percentage                                                                                         100.0000000000%

Subordinate Percentage                                                                                                 1.9583612905%
Subordinate Prepayment Percentage                                                                                      0.0000000000%

Certificate Account

Beginning Balance                                                                                                                  -

Deposit
Payments of Interest and Principal                                                                                      7,994,585.13
Liquidation Proceeds                                                                                                               -
All Other Proceeds                                                                                                                 -
Other Amounts                                                                                                                      -
Total Deposits                                                                                                          7,994,585.13

Withdrawals
Reimbursement of Servicer Advances                                                                                                 -
Payment of Master Servicer Fees                                                                                            66,741.96
Payment of Sub Servicer Fees                                                                                                       -
Payment of Other Fees                                                                                                              -
Payment of Insurance Premium(s)                                                                                                    -
Payment of Personal Mortgage Insurance                                                                                             -
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                   -
Payment of Principal and Interest                                                                                       7,927,843.17
Total Withdrawals                                                                                                       7,994,585.13

Ending Balance                                                                                                                     -

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                                     545.01
Compensation for Gross PPIS from Servicing Fees                                                                               545.01
Other Gross PPIS Compensation                                                                                                      -
Total Net PPIS (Non-Supported PPIS)                                                                                                -

Master Servicing Fees Paid                                                                                                 66,741.96
Insurance Premium(s) Paid                                                                                                          -
Personal Mortgage Insurance Fees Paid                                                                                              -
Other Fees Paid                                                                                                                    -
Total Fees                                                                                                                 66,741.96

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                             Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                                       30-59 Days    60-89 Days            90+ Days                Totals
Scheduled Principal Balance                                       772,000.00             -                   -            772,000.00
Percentage of Total Pool Balance                                   0.476591%     0.000000%           0.000000%             0.476591%
Number of Loans                                                            2             0                   0                     2
Percentage of Total Loans                                          0.569801%     0.000000%           0.000000%             0.569801%

Foreclosure
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Book Value of all REO Loans                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                            -
Additional Gains (Recoveries)/Losses                                                                                               -
Total Realized Losses                                                                                                              -

Group 2

Delinquency                                                       30-59 Days    60-89 Days            90+ Days                Totals
Scheduled Principal Balance                                                -             -                   -                     -
Percentage of Total Pool Balance                                   0.000000%     0.000000%           0.000000%             0.000000%
Number of Loans                                                            0             0                   0                     0
Percentage of Total Loans                                          0.000000%     0.000000%           0.000000%             0.000000%

Foreclosure
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
Scheduled Principal Balance                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

Book Value of all REO Loans                                                                                                        -
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                            -
Additional Gains (Recoveries)/Losses                                                                                               -
Total Realized Losses                                                                                                              -

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                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                          Original               Current
Bankruptcy Loss                                                                                    99,999.99             99,999.99
Bankruptcy Percentage                                                                              0.030855%             0.031589%
Credit/Fraud Loss                                                                               3,240,987.99          3,240,987.99
Credit/Fraud Loss Percentage                                                                       1.000000%             1.023793%
Special Hazard Loss                                                                             3,240,988.00          3,229,774.59
Special Hazard Loss Percentage                                                                     1.000000%             1.020251%

Credit Support                                                                                      Original               Current
Class A                                                                                       318,263,524.27        310,756,313.10
Class A Percentage                                                                                98.199524%            98.164532%

Class M                                                                                         2,917,000.00          2,904,584.04
Class M Percentage                                                                                 0.900034%             0.917526%

Class B1                                                                                        1,296,500.00          1,290,981.56
Class B1 Percentage                                                                                0.400032%             0.407807%

Class B2                                                                                          810,500.00            807,050.18
Class B2 Percentage                                                                                0.250078%             0.254938%

Class B4                                                                                          324,500.00            323,118.79
Class B4 Percentage                                                                                0.100124%             0.102070%

Class B5                                                                                          486,821.16            484,749.05
Class B5 Percentage                                                                                0.150208%             0.153127%